Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter and Year Ending December 31, 2013 Earnings
Houston, Texas — February 25, 2014 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter and year ended December 31, 2013.
Financial Highlights in 2013:

•	Increased revenue by 66% to $1,142.0 million in 2013, up from $686.7 million in the prior year.

•
Grew Adjusted EBITDA by 60% to $821.9 million in 2013, up from $512.3 million in the prior year. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

•	Increased net income by 49% to $228.0 million in 2013, up from $153.4 million in the prior year.
Financial Update
The Company’s revenues are detailed in the following table:

	Quarter Ended:		Year Ended:
	12/31/2013	9/30/2013	12/31/2013	12/31/2012
Revenues ($ in thousands)
Oil	$295,903	$273,663	$1,028,089	$641,925
Bulk oil sale	—	—	5,777	1,521
Natural gas	18,064	13,289	50,546	27,045
Well services (OWS)	17,579	17,090	51,845	16,177
Midstream (OMS)	2,069	1,456	5,742	—
Total revenues	$333,615	$305,498	$1,141,999	$686,668

Total revenues for the fourth quarter of 2013 increased by 9% compared to the third quarter of 2013, primarily due to higher production as a result of the Company’s well completions and its acquisition of certain properties in its West Williston project area in the fourth quarter of 2013.

The Company’s operating expenses are detailed in the following table:

	Quarter Ended:		Year Ended:
	12/31/2013	9/30/2013	12/31/2013	12/31/2012
Operating expenses ($ in thousands):
Lease operating expenses	$35,048	$21,831	$94,634	$54,924
Well services (OWS)	10,228	9,929	29,259	11,774
Midstream (OMS)	608	390	1,454	—
Marketing, transportation and gathering expenses(1)	5,286	5,173	18,777	8,566
Bulk oil purchase	—	—	5,776	1,383
Non-cash valuation charge	782	515	1,371	(692)
Select operating expenses	$51,952	$37,838	$151,271	$75,955
Operating expenses ($ per Boe):
Lease operating expenses	$9.05	$7.18	$7.65	$6.68
Marketing, transportation and gathering expenses(1)	1.36	1.70	1.52	1.04

(1)	Excludes bulk oil purchase and non-cash valuation charges.

The sequential quarter-over-quarter increase in lease operating expenses per barrel of oil equivalent (“Boe”) was primarily due to additional workover costs, which include costs to protect producing wells from wells that are being completed, coupled with higher cost structures on wells acquired by the Company in the fourth quarter of 2013.

Marketing, transportation and gathering expenses, excluding non-cash valuation charges, was $5.3 million. The 20% sequential quarter-over-quarter decrease per Boe was primarily due to wells acquired in the fourth quarter of 2013 that were not connected to third-party infrastructure.
Production taxes for the fourth quarter of 2013 totaled $30.2 million, or 9.6% of oil and gas revenues, compared to 9.4% of oil and gas revenues for the third quarter of 2013. The sequential quarter-over-quarter increase in production taxes as a percentage of oil and gas revenues was due to the acquisition of wells in North Dakota, which imposes a higher production tax rate compared to Montana, which has lower incentivized production tax rates on certain new wells.
Depreciation, depletion and amortization for the fourth quarter of 2013 totaled $26.14 per Boe, compared to $23.91 per Boe in the third quarter of 2013. The increase per Boe was primarily due to costs related to the acquisition of certain properties in the Company’s West Williston project area.
General and administrative (“G&A”) expenses for the fourth quarter of 2013 totaled $28.1 million compared to $16.7 million in the third quarter of 2013. This increase was primarily due to the impact of the Company’s organizational growth on employee compensation, additional end-of-year compensation expenses and acquisition-related costs. These increases were coupled with lower Oasis Well Services (“OWS”) activity due to inclement weather at the end of the fourth quarter of 2013, which caused OWS G&A expenses to be $3.0 million higher in the fourth quarter of 2013 as compared to the third quarter of 2013.
The Company’s derivative activities are detailed in the following table:

	Quarter Ended:		Year Ended:
	12/31/2013	9/30/2013	12/31/2013	12/31/2012
Derivative activities(1) ($ in thousands)
Derivative settlements	$(2,998)	$(8,067)	$(8,133)	$6,545
Change in fair value of derivative instruments	9,404	(31,750)	(27,299)	27,619
Net gain (loss) on derivative instruments	$6,406	$(39,817)	$(35,432)	$34,164

(1)	The Company’s derivative instruments do not qualify for and were not designated as hedging instruments for accounting purposes.
Adjusted EBITDA for the fourth quarter of 2013 was $225.4 million, an increase of $61.9 million, or 38%, over the fourth quarter of 2012 of $163.5 million. Adjusted EBITDA for the full year 2013 was $821.9 million, an increase of $309.6 million, or 60%, over the full year 2012 of $512.3 million.
The Company reported net income of $54.5 million in the fourth quarter of 2013 compared to $42.6 million in the fourth quarter of 2012. For the full year 2013, Oasis reported net income of $228.0 million compared to $153.4 million for the full year 2012. Excluding certain non-cash items and their tax effect in the fourth quarters of 2013 and 2012, Adjusted Net Income (non-GAAP) was $49.7 million, or $0.52 per diluted share, and $45.2 million, or $0.49 per diluted share, respectively. Excluding certain non-cash items and their tax effect for the years ending December 31, 2013 and 2012, Adjusted Net Income (non-GAAP) was $247.0 million, or $2.64 per diluted share, and $138.4 million, or $1.50 per diluted share, respectively. For a definition of Adjusted Net Income and a reconciliation of net income to Adjusted Net Income, see “Non-GAAP Financial Measures” below.
Capital Expenditures
Oasis’ capital expenditures (“CapEx”) were $1,699.6 million for the fourth quarter of 2013 and $2,506.3 million for the year ending December 31, 2013.

The following table depicts the Company’s CapEx for exploration and production (“E&P”) by project area, acquisitions and non-E&P:

	2013
	1Q	2Q	3Q	4Q	FY
CapEx ($ in thousands)
E&P CapEx
West Williston	$136,370	$80,385	$135,363	$145,503	$497,621
East Nesson	82,429	92,576	97,881	105,654	378,540
Sanish	19,943	5,577	9,964	5,083	40,567
Acquisitions(1)	—	5,554	127,660	1,430,197	1,563,411
Total E&P CapEx(2)	$238,742	$184,092	$370,868	$1,686,437	$2,480,139
OWS	302	2,559	3,399	8,957	15,217
Other Non E&P(3)	1,303	2,340	3,107	4,192	10,942
Total Company CapEx(4)	$240,347	$188,991	$377,374	$1,699,586	$2,506,298

(1)
Reflects all acquisitions in 2013, including $1,551.7 million for four separate acquisitions of an aggregate of approximately 161,000 net acres in the Company’s West Williston and East Nesson project areas.

(2)	Total E&P capital expenditures include:

•
$855.8 million of drilling and completion (including production-related equipment) CapEx for operated and non-operated wells, including savings from services provided by OWS and Oasis Midstream Services (“OMS”);

•	$26.5 million for maintaining and expanding the Company’s leasehold position;

•	$22.3 million for constructing infrastructure to support production in the Company’s core project areas, primarily related to salt water disposal systems;

•	$10.2 million for field facilities; and

•	$1.9 million for micro-seismic work, purchase of seismic data and other test work.

(3)	Non-E&P CapEx include such items as administrative capital and capitalized interest.

(4)
CapEx (including acquisitions) reflected in the table above differ from the amounts for capital expenditures and acquisition of oil and gas properties shown in the statement of cash flows in the Company’s consolidated financial statements because amounts reflected in the table include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis. In addition, acquisitions reflected in the table include inventory purchased as part of acquisitions, which is included in net cash provided by operating activities in the statement of cash flows in the Company’s consolidated financial statements.

Hedging Activity
As of February 25, 2014, the Company had the following outstanding commodity derivate contracts, all of which are priced off NYMEX West Texas Intermediate crude oil index prices and settle monthly:

		Weighted Average Prices ($/Bbl)					Total
Current Hedged Volumes	Term	Sub-Floor	Floor	Ceiling	Swaps	BOPD	Barrels
2014
Full Year
Swaps	January - December				$93.07	3,500	1,277,500
Swaps with sub-floor	January - December	$70.00			$92.60	6,000	2,190,000
Two-way collars	January - December		$90.00	$101.13		3,500	1,277,500
Three-way collars	January - December	$70.59	$90.59	$105.25		8,500	3,102,500
First Half
Swaps	January - June				$99.42	4,000	724,000
Three-way collars	January - June	$70.00	$90.00	$103.98		2,000	362,000
Partial Year
Swaps	March - December				$96.49	4,000	1,224,000
Total 2014 hedges (weighted average)		$70.32	$90.38	$104.04	$94.50	27,829	10,157,500
Remaining 1H14 Hedges (Mar-Jun)						31,500
Average 2H14 Hedges						25,500

2015
Full Year
Swaps	January - December				$88.80	2,000	730,000
First Half
Swaps	January - June				$90.03	4,000	724,000
Total 2015 hedges (weighted average)					$89.41	3,984	1,454,000
Total 1H15 Hedges						6,000
Total 2H15 Hedges						2,000

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivatives activities, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include changes in oil and natural gas prices, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Matt Ultis, (281) 404-9600

Oasis Petroleum Inc. Financial Statements
OASIS PETROLEUM INC.
CONSOLIDATED BALANCE SHEET

	December 31,
	2013	2012
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$91,901	$213,447
Short-term investments	—	25,891
Accounts receivable — oil and gas revenues	175,653	110,341
Accounts receivable — joint interest partners	139,459	99,194
Inventory	20,652	20,707
Prepaid expenses	10,191	1,770
Advances to joint interest partners	760	1,985
Derivative instruments	2,264	19,016
Deferred income taxes	6,335	—
Other current assets	391	335
Total current assets	447,606	492,686
Property, plant and equipment
Oil and gas properties (successful efforts method)	4,528,958	2,348,128
Other property and equipment	188,468	49,732
Less: accumulated depreciation, depletion, amortization and impairment	(637,676)	(391,260)
Total property, plant and equipment, net	4,079,750	2,006,600
Assets held for sale	137,066	—
Derivative instruments	1,333	4,981
Deferred costs and other assets	46,169	24,527
Total assets	$4,711,924	$2,528,794
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,920	$12,491
Advances from joint interest partners	12,829	21,176
Revenues and production taxes payable	146,741	71,553
Accrued liabilities	241,830	189,863
Accrued interest payable	47,910	30,096
Derivative instruments	8,188	1,048
Deferred income taxes	—	4,558
Total current liabilities	466,418	330,785
Long-term debt	2,535,570	1,200,000
Asset retirement obligations	35,918	22,956
Derivative instruments	139	380
Deferred income taxes	323,147	177,671
Other liabilities	2,183	1,997
Total liabilities	3,363,375	1,733,789
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value; 300,000,000 shares authorized; 100,866,589 shares and 93,432,712 shares issued at December 31, 2013 and 2012, respectively	996	925
Treasury stock, at cost; 167,155 shares and 129,414 shares at December 31, 2013 and 2012, respectively	(5,362)	(3,796)
Additional paid-in-capital	985,023	657,943
Retained earnings	367,892	139,933
Total stockholders’ equity	1,348,549	795,005
Total liabilities and stockholders’ equity	$4,711,924	$2,528,794

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$313,967	$208,634	$1,084,412	$670,491
Well services and midstream revenues	19,648	5,693	57,587	16,177
Total revenues	333,615	214,327	1,141,999	686,668
Expenses
Lease operating expenses	35,048	16,945	94,634	54,924
Well services and midstream operating expenses	10,836	4,670	30,713	11,774
Marketing, transportation and gathering expenses	6,068	1,974	25,924	9,257
Production taxes	30,228	19,546	100,537	62,965
Depreciation, depletion and amortization	101,276	65,951	307,055	206,734
Exploration expenses	(452)	79	2,260	3,250
Impairment of oil and gas properties	406	974	1,168	3,581
General and administrative expenses	28,072	17,568	75,310	57,190
Total expenses	211,482	127,707	637,601	409,675
Operating income	122,133	86,620	504,398	276,993
Other income (expense)
Net gain (loss) on derivative instruments	6,406	596	(35,432)	34,164
Interest expense, net of capitalized interest	(41,736)	(21,191)	(107,165)	(70,143)
Other income (expense)	119	2,339	1,216	4,860
Total other income (expense)	(35,211)	(18,256)	(141,381)	(31,119)
Income before income taxes	86,922	68,364	363,017	245,874
Income tax expense	32,432	25,774	135,058	92,486
Net income	$54,490	$42,590	$227,959	$153,388
Earnings per share:
Basic	$0.58	$0.46	$2.45	$1.66
Diluted	0.57	0.46	2.44	1.66
Weighted average shares outstanding:
Basic	94,228	92,226	92,867	92,180
Diluted	94,821	92,509	93,411	92,513

OASIS PETROLEUM INC.
SELECTED FINANCIAL AND OPERATIONAL STATS

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Operating results ($ in thousands):
Revenues
Oil	$295,903	$199,761	$1,033,866	$643,446
Natural gas	18,064	8,873	50,546	27,045
Well services and midstream	19,648	5,693	57,587	16,177
Total revenues	$333,615	$214,327	$1,141,999	$686,668
Production data:
Oil (MBbls)	3,446	2,301	11,133	7,533
Natural gas (MMcf)	2,567	1,406	7,450	4,146
Oil equivalents (MBoe)	3,874	2,535	12,375	8,224
Average daily production (Boe/d)	42,106	27,556	33,904	22,469
Average sales prices:
Oil, without derivative settlements (per Bbl)(1)	$85.87	$86.82	$92.34	$85.22
Oil, with derivative settlements (per Bbl)(1)(2)	85.00	88.45	91.61	86.09
Natural gas (per Mcf)(3)	7.04	6.31	6.78	6.52
Costs and expenses (per Boe of production):
Lease operating expenses(4)	$9.05	$6.68	$7.65	$6.68
Marketing, transportation and gathering expenses(5)	1.36	1.03	1.52	1.04
Production taxes	7.80	7.71	8.12	7.66
Depreciation, depletion and amortization	26.14	26.01	24.81	25.14
General and administrative expenses	7.25	6.93	6.09	6.95

(1)
For the years ended December 31, 2013 and 2012, average sales prices for oil are calculated using total oil revenues, excluding bulk oil sales of $5.8 million and $1.5 million, respectively, divided by oil production.

(2)	Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for and were not designated as hedging instruments for accounting purposes.

(3)	Natural gas prices include the value for natural gas and natural gas liquids.

(4)
For the year ended December 31, 2012, lease operating expenses include midstream income and operating expenses, which are included in well services and midstream revenues and well services and midstream operating expenses, respectively, for the year ended December 31, 2013.

(5)	Excludes bulk oil purchase and non-cash valuation charges.

OASIS PETROLEUM INC.
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,
	2013	2012
	(In thousands)
Cash flows from operating activities:
Net income	$227,959	$153,388
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	307,055	206,734
Impairment of oil and gas properties	1,168	3,581
Deferred income taxes	134,583	92,479
Derivative instruments	35,432	(34,164)
Stock-based compensation expenses	11,982	10,333
Debt discount amortization and other	4,248	2,810
Working capital and other changes:
Change in accounts receivable	(107,473)	(90,103)
Change in inventory	(13,941)	(29,313)
Change in prepaid expenses	(8,191)	346
Change in other current assets	(56)	156
Change in other assets	(3,248)	(95)
Change in accounts payable and accrued liabilities	107,451	76,706
Change in other current liabilities	—	(472)
Change in other liabilities	887	—
Net cash provided by operating activities	697,856	392,386
Cash flows from investing activities:
Capital expenditures	(893,524)	(1,051,365)
Acquisition of oil and gas properties	(1,560,072)	—
Derivative settlements	(8,133)	6,545
Purchases of short-term investments	—	(126,213)
Redemptions of short-term investments	25,000	120,316
Advances from joint interest partners	(8,347)	12,112
Net cash used in investing activities	(2,445,076)	(1,038,605)
Cash flows from financing activities:
Proceeds from issuance of senior notes	1,000,000	400,000
Proceeds from revolving credit facility	600,000	—
Principal payments on revolving credit facility	(264,430)	—
Debt issuance costs	(22,910)	(8,012)
Proceeds from sale of common stock	314,580	—
Purchases of treasury stock	(1,566)	(3,194)
Net cash provided by financing activities	1,625,674	388,794
Decrease in cash and cash equivalents	(121,546)	(257,425)
Cash and cash equivalents:
Beginning of period	213,447	470,872
End of period	$91,901	$213,447
Supplemental cash flow information:
Cash paid for interest, net of capitalized interest	$85,596	$53,488
Cash paid for taxes	750	107
Supplemental non-cash transactions:
Change in accrued capital expenditures	$34,354	$59,878
Change in asset retirement obligations	13,201	10,230

Non-GAAP Financial Measures
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash charges. Adjusted EBITDA is not a measure of net income or cash flows as determined by United States generally accepted accounting principles, or GAAP.
The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measures of net income and net cash provided by operating activities, respectively.
Adjusted EBITDA Reconciliations

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In thousands)
Adjusted EBITDA reconciliation to Net Income:
Net income	$54,490	$42,590	$227,959	$153,388
Change in fair value of derivative instruments	(9,404)	3,165	27,299	(27,619)
Interest expense, net of capitalized interest	41,736	21,191	107,165	70,143
Depreciation, depletion and amortization	101,276	65,951	307,055	206,734
Impairment of oil and gas properties	406	974	1,168	3,581
Exploration expenses	(452)	79	2,260	3,250
Stock-based compensation expenses	3,571	3,706	11,982	10,333
Income tax expense	32,432	25,774	135,058	92,486
Other non-cash adjustments	1,321	54	1,910	(2)
Adjusted EBITDA	$225,376	$163,484	$821,856	$512,294

Adjusted EBITDA reconciliation to Net Cash Provided by Operating Activities:
Net cash provided by operating activities	$161,175	$110,258	$697,856	$392,386
Derivative settlements	(2,998)	3,761	(8,133)	6,545
Interest expense, net of capitalized interest	41,736	21,191	107,165	70,143
Exploration expenses	(452)	79	2,260	3,250
Debt discount amortization and other	(1,555)	(772)	(4,248)	(2,810)
Current tax expense	93	(57)	475	7
Changes in working capital	26,056	28,970	24,571	42,775
Other non-cash adjustments	1,321	54	1,910	(2)
Adjusted EBITDA	$225,376	$163,484	$821,856	$512,294

Adjusted Net Income is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting first for (1) the impact of non-cash items, including changes in fair value of derivative instruments, impairment of oil and gas properties and other similar non-cash charges, and then (2) the non-cash items’ impact on taxes based on the Company’s effective tax rates in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The following table provides a reconciliation of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income for the periods presented.

Adjusted Net Income Reconciliation

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(In thousands, except per share data)
Net income	$54,490	$42,590	$227,959	$153,388
Change in fair value of derivative instruments	(9,404)	3,165	27,299	(27,619)
Impairment of oil and gas properties	406	974	1,168	3,581
Other non-cash adjustments	1,321	54	1,910	(2)
Tax impact(1)	2,864	(1,581)	(11,302)	9,043
Adjusted Net Income	$49,677	$45,202	$247,034	$138,391
Adjusted earnings per share:
Basic	$0.53	$0.49	$2.66	$1.50
Diluted	0.52	0.49	2.64	1.50
Weighted average shares outstanding:
Basic	94,228	92,226	92,867	92,180
Diluted	94,821	92,509	93,411	92,513
Effective tax rate	37.3%	37.7%	37.2%	37.6%

(1)	The tax impact is computed utilizing the Company’s effective tax rate on the adjustments for certain non-cash items.